Exhibit 99.01
Valero Energy Partners LP Reports Fourth Quarter 2013 Results

SAN ANTONIO, March 7, 2014 - Valero Energy Partners LP (NYSE: VLP, the Partnership), a growth-oriented, master limited partnership formed by Valero Energy Corporation, today reported fourth quarter 2013 net income of $12.1 million. For the period from the initial public offering (IPO) that closed on December 16, 2013, through December 31, 2013, net income was $2.0 million, or $0.03 per common unit. During this same period, the Partnership generated earnings before interest, income taxes, depreciation and amortization (EBITDA) of $2.6 million and distributable cash flow of $2.6 million.
On December 11, 2013, Valero Energy Partners’ common units began trading on the New York Stock Exchange under the ticker symbol “VLP.” The Partnership completed its IPO of 17,250,000 common units on December 16, 2013. The public owns a 29.4 percent limited partner interest in the Partnership, with Valero Energy Corporation, through certain of its subsidiaries, owning the remaining limited partner interests and the 2 percent general partner interest.
For the post-IPO period, transportation and terminaling throughput revenues were $4.0 million. Total operating expenses were $1.0 million, general and administrative expenses were $0.4 million, and depreciation expense was $0.5 million.
At the end of the year, the Partnership had $375 million in cash and cash equivalents, primarily related to net IPO proceeds, which the Partnership retained primarily to fund future acquisitions and capital expenditures. In addition, the Partnership has an undrawn $300 million revolving credit facility.
On January 20, 2014, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.037 per unit, or $2.2 million, which corresponds to the minimum quarterly distribution of $0.2125 per unit, or $0.85 per unit on an annualized basis. This distribution was prorated for the period following the closing of the IPO and was paid on February 12.
Commenting on growth opportunities for the coming year, the Partnership’s CEO, Joe Gorder, said “Our strategic sponsorship by the world’s largest independent refiner, Valero Energy Corporation, positions us very well to fuel our growth. We are actively evaluating acquisition opportunities and seek to deliver top-tier distribution growth to our unitholders.”
Results of operations for the fourth quarter of 2013 include the results of the Partnership’s predecessor through December 15, 2013. Because results presented for periods prior to the IPO do not factor into distributable cash flow, this earnings release focuses on results of operations for the post-IPO period. A reconciliation of the post-IPO period to the full fourth quarter 2013 results is provided in the tables attached to this release. Predecessor activity, when combined with Partnership results, is not necessarily reflective of future performance.
The Partnership’s senior management will host a conference call at 11 a.m. ET (10 a.m. CT) today to discuss this earnings release and provide an update on the Partnership’s operations. A live broadcast of the conference call will be available on the Partnership’s web site at www.valeroenergypartners.com.

About Valero Energy Partners LP
Valero Energy Partners LP is a fee-based, growth-oriented, traditional master limited partnership formed by Valero Energy Corporation to own, operate, develop and acquire crude oil and refined petroleum products pipelines, terminals and other transportation and logistics assets. With headquarters in San Antonio, the Partnership’s assets include crude oil and refined petroleum products pipeline and terminal systems in the Gulf Coast and Mid-Continent regions of the United States that are integral to the operations of Valero’s refinery located in Port Arthur, Texas, its McKee refinery located in Sunray, Texas, and its refinery located in Memphis, Tennessee.
Contacts
Investors: John Locke, 210-345-3077
Media: Bill Day, 210-345-2928
Safe-Harbor Statement
This release contains forward-looking statements within the meaning of federal securities laws. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information. You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership's control and are difficult to predict. These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership. Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership’s filings with the U.S. Securities and Exchange Commission, including the Form S-1 and prospectus relating to the initial public offering of the Partnership’s common units and the Partnership’s annual report on Form 10-K for the year ended December 31, 2013. These risks could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement.

VALERO ENERGY PARTNERS LP
EARNINGS RELEASE
(In Thousands, Except per Unit Amounts, per Barrel Amounts, and Ratios)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Statement of income data (a):
Operating revenues – related party	$24,586	$23,868	$94,529	$86,804
Costs and expenses:
Operating expenses (b)	7,890	5,831	24,751	26,249
General and administrative expenses (c)	1,692	1,254	5,478	5,016
Depreciation expense (d)	3,403	2,965	13,073	12,881
Total costs and expenses	12,985	10,050	43,302	44,146
Operating income	11,601	13,818	51,227	42,658
Other income, net	198	184	309	337
Interest expense	(59)	(65)	(198)	(307)
Income before income taxes	11,740	13,937	51,338	42,688
Income tax expense (benefit) (e)	(354)	111	1,187	403
Net income	12,094	$13,826	50,151	$42,285
Less: Net income attributable to Predecessor (a)	10,053		48,110
Net income attributable to partners	2,041		2,041
Less: General partner’s interest in net income	41		41
Limited partners’ interest in net income	$2,000		$2,000

Net income per limited partner unit (basic and diluted):
Common units	$0.03		$0.03
Subordinated units	$0.03		$0.03

Weighted-average limited partner units outstanding (basic and diluted):
Common units – public	17,250		17,250
Common units – Valero	11,540		11,540
Subordinated units – Valero	28,790		28,790

See Notes to Earnings Release on Table Page 5.

Table Page 1

VALERO ENERGY PARTNERS LP
EARNINGS RELEASE
(In Thousands, Except per Unit Amounts, per Barrel Amounts, and Ratios)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Operating highlights:
Pipeline transportation:
Pipeline transportation revenues	$14,912	$14,800	$57,864	$51,735
Pipeline transportation throughput (BPD) (f)	601,419	583,717	589,970	520,180
Average pipeline transportation revenue per barrel (g)	$0.27	$0.27	$0.27	$0.27

Terminaling:
Terminaling revenues	$5,957	$4,289	$18,478	$16,650
Terminaling throughput (BPD)	189,422	121,596	144,820	121,416
Average terminaling revenue per barrel (g)	$0.34	$0.38	$0.35	$0.37

Storage revenues (h)	$3,717	$4,779	$18,187	$18,419

Total operating revenues – related party	$24,586	$23,868	$94,529	$86,804

Capital expenditures:
Maintenance	$4,968	$630	$5,938	$3,914
Expansion	4,702	2,241	7,893	3,736
Total capital expenditures	9,670	2,871	13,831	7,650
Less: Capital expenditures attributable to Predecessor (a)	9,670	2,871	13,831	7,650
Capital expenditures attributable to Partnership	$—	$—	$—	$—

Other financial information:
Quarterly distribution declared per unit	$0.037	n/a	$0.037	n/a
EBITDA attributable to Partnership (i)	$2,603	n/a	$2,603	n/a
Distributable cash flow (i)	$2,581	n/a	$2,581	n/a
Distribution declared:
Limited partner units – public	$638	n/a	$638	n/a
Limited partner units – Valero	1,492	n/a	1,492	n/a
General partner units – Valero (j)	44	n/a	44	n/a
Total distribution declared	$2,174	n/a	$2,174	n/a
Coverage ratio (i)	1.19x	n/a	1.19x	n/a

			December 31,
			2013	2012
Balance sheet data (a):
Cash and cash equivalents			$375,118	$—
Total assets			656,442	272,506
Total debt			4,127	6,516
Partners’ capital			641,591	265,369
Working capital			372,230	(843)

See Notes to Earnings Release on Table Page 5.

Table Page 2

VALERO ENERGY PARTNERS LP
EARNINGS RELEASE
(In Thousands, Except per Unit Amounts, per Barrel Amounts, and Ratios)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Reconciliation of net income to EBITDA and distributable cash flow (i):
Net income	$12,094	$13,826	$50,151	$42,285
Plus:
Depreciation expense	3,403	2,965	13,073	12,881
Interest expense	59	65	198	307
Income tax expense (benefit) (e)	(354)	111	1,187	403
EBITDA	15,202	16,967	64,609	55,876
Less: Predecessor EBITDA prior to IPO on December 16, 2013 (a)	12,599	16,967	62,006	55,876
EBITDA attributable to Partnership	2,603	$—	2,603	$—
Less: Cash interest paid	22		22
Distributable cash flow	$2,581		$2,581

Reconciliation of net cash provided by operating activities to EBITDA and distributable cash flow (i):
Net cash provided by operating activities	$12,090	$16,714	$60,687	$54,980
Plus:
Change in current assets and current liabilities	2,903	(32)	2,947	(250)
Amortization of fair value adjustment to capital lease obligations	90	109	417	436
Amortization of debt issuance costs	(13)	—	(13)	—
Interest expense	59	65	198	307
Current income tax expense	73	111	373	403
EBITDA	15,202	16,967	64,609	55,876
Less: Predecessor EBITDA prior to IPO on December 16, 2013 (a)	12,599	16,967	62,006	55,876
EBITDA attributable to Partnership	2,603	$—	2,603	$—
Less: Cash interest paid	22		22
Distributable cash flow	$2,581		$2,581

Comparison of ratio of net income attributable to partners divided by total distribution declared to coverage ratio (i):
Net income attributable to partners	$2,041	n/a	$2,041	n/a
Total distribution declared	2,174	n/a	2,174	n/a
Ratio of net income attributable to partners divided by total distribution declared	0.94x	n/a	0.94x	n/a
Coverage ratio: Distributable cash flow divided by total distribution declared	1.19x	n/a	1.19x	n/a
See Notes to Earnings Release on Table Page 5.

Table Page 3

VALERO ENERGY PARTNERS LP
EARNINGS RELEASE
(In Thousands, Except per Unit Amounts, per Barrel Amounts, and Ratios)
(Unaudited)

	Three Months Ended December 31, 2013
	Valero Energy Partners LP Predecessor Oct 1 - Dec 15	Valero Energy Partners LP Dec 16 - Dec 31	Total
Reconciliation of Predecessor and Partnership (a):
Statement of income data:
Operating revenues – related party	$20,574	$4,012	$24,586
Costs and expenses:
Operating expenses	6,861	1,029	7,890
General and administrative expenses	1,252	440	1,692
Depreciation expense	2,887	516	3,403
Total costs and expenses	11,000	1,985	12,985
Operating income	9,574	2,027	11,601
Other income, net	138	60	198
Interest expense	(23)	(36)	(59)
Income before income taxes	9,689	2,051	11,740
Income tax expense (benefit) (e)	(364)	10	(354)
Net income	$10,053	$2,041	$12,094
Reconciliation of net income to EBITDA and distributable cash flow (i):
Net income	$10,053	$2,041	$12,094
Plus:
Depreciation expense	2,887	516	3,403
Interest expense	23	36	59
Income tax expense (benefit) (e)	(364)	10	(354)
EBITDA	12,599	2,603	15,202
Less: Predecessor EBITDA prior to IPO on December 16, 2013 (a)	12,599	—	12,599
EBITDA attributable to Partnership	$—	2,603	2,603
Less: Cash interest paid		22	22
Distributable cash flow		$2,581	$2,581

See Notes to Earnings Release on Table Page 5.

Table Page 4

VALERO ENERGY PARTNERS LP
NOTES TO EARNINGS RELEASE

(a)
On December 16, 2013, Valero Energy Corporation (Valero) contributed certain crude oil and refined petroleum products pipelines, terminals and other logistics assets (the Contributed Assets) to us and we completed the initial public offering (IPO) of 17,250,000 of our common units representing a 29.4 percent limited partner interest in us. Valero owns the 2 percent general partner interest and the remaining 68.6 percent limited partner interest in us.

The statement of income data for the three months and year ended December 31, 2012 and for the period from January 1, 2013 through December 15, 2013 reflect the results of operations of the Contributed Assets, and the balance sheet data as of December 31, 2012 reflects the assets, liabilities and net investment associated with the Contributed Assets. References to this financial data are made with respect to Valero Energy Partners LP Predecessor (Predecessor), our predecessor for accounting purposes. The statement of income data for the period from December 16, 2013 through December 31, 2013 reflect the results of operations of Valero Energy Partners LP (Partnership, we, our or us), and the balance sheet data as of December 31, 2013 reflects the assets, liabilities and partners’ capital of the Partnership.

The Partnership’s future results of operations may not be comparable to the Predecessor’s historical results of operations for the reasons described below:

•
Revenues. Our Predecessor generated revenues by providing fee-based transportation and terminaling services to Valero and by leasing certain crude oil and refined petroleum products storage capacity to Valero. Subsequent to the IPO, we entered into a master transportation services agreement and a master terminal services agreement with Valero with respect to our pipelines and terminals. Under these commercial agreements, the historical storage capacity lease arrangements were replaced with terminaling throughput fees. In addition, we began charging a terminaling throughput fee for crude oil delivered to our Lucas terminal for which we have not historically charged a throughput fee.

•
General and administrative expenses. Our Predecessor’s general and administrative expenses include direct charges for the management and operation of our logistics assets and certain expenses allocated by Valero for general corporate services, such as treasury, accounting and legal services. These expenses were charged, or allocated, to our Predecessor based on the nature of the expenses. Effective with the IPO, the Partnership pays a fee to Valero for the management of our operations and general corporate services. In addition, the Partnership incurs additional incremental general and administrative expenses as a result of being a separate publicly traded limited partnership.

(b)
The increase in operating expenses for the three months ended December 31, 2013 compared to the three months ended December 31, 2012 is primarily due to $1.5 million in higher maintenance expenses at our Lucas and Collierville crude systems and our West Memphis terminal related to tank inspection, cleaning and repair work for regulatory compliance purposes.

(c)
The increase in general and administrative expenses for the three months ended December 31, 2013 compared to the three months ended December 31, 2012 is due to $222,000 in incremental costs related to the management fee charged to us by Valero effective with the IPO and the additional incremental costs of being a separate publicly traded partnership, and an increase of $216,000 in costs allocated by Valero in the Predecessor’s financial statements, which is primarily attributable to higher incentive compensation for Valero employees who provided general corporate services during 2013.

(d)
The increase in depreciation expense for the three months ended December 31, 2013 compared to the three months ended December 31, 2012 is primarily due to $378,000 for the write-off of the remaining net book value of miscellaneous equipment that was retired at our Port Arthur products system.

Table Page 5

VALERO ENERGY PARTNERS LP
NOTES TO EARNINGS RELEASE

(e)
Our income tax expense is associated with the Texas margin tax. For the year ended December 31, 2013, our effective tax rate increased to 2.3% compared to less than 1% for the year ended December 31, 2012. The increase was primarily due to deferred tax expense recorded in connection with the initial recognition of a deferred tax liability associated with a change in the law with respect to the Texas margin tax. During the three months ended December 31, 2013, we made an adjustment to reduce our deferred tax liability resulting in an income tax benefit for the period. Because this was a one-time item associated with a law change, we anticipate our effective tax rate to return to previous levels in future periods.

(f)	Represents the sum of volumes transported through each separately tariffed pipeline segment.

(g)
Management uses average revenue per barrel to evaluate performance and compare profitability to other companies in the industry. There are a variety of ways to calculate average revenue per barrel; different companies may calculate it in different ways. We calculate average revenue per barrel as revenue divided by throughput for the period. Throughput can be derived by multiplying the throughput barrels per day (BPD) by the number of days in the period. Investors and analysts use this financial measure to help analyze and compare companies in the industry on the basis of operating performance. This financial measure should not be considered as an alternative to revenues presented in accordance with U.S. generally accepted accounting principles (GAAP).

(h)
Prior to the IPO, our Predecessor leased some of our refined petroleum products and crude oil storage capacity to Valero. Subsequent to the IPO, under our commercial agreements with Valero, these storage capacity lease agreements were replaced with terminaling fees.

(i)
We define EBITDA as net income before income tax expense, interest expense and depreciation expense. We define distributable cash flow as EBITDA less cash payments during the period for interest, income taxes and maintenance capital expenditures, plus adjustments related to minimum throughput commitments and the receipt or amortization of deferred rental payments. We define coverage ratio as the ratio of distributable cash flow to the total distribution declared.

EBITDA, distributable cash flow and coverage ratio are supplemental financial measures that are not defined under GAAP that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
our operating performance as compared to other publicly traded limited partnerships in the transportation and logistics industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA provides useful information to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to EBITDA are net income and net cash provided by operating activities. EBITDA should not be considered an alternative to net income or net cash provided by operating activities presented in accordance with GAAP. EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income or net cash provided by operating activities. EBITDA should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Additionally, because EBITDA may be defined differently by other companies in our industry, our definition of EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Table Page 6

VALERO ENERGY PARTNERS LP
NOTES TO EARNINGS RELEASE

We use distributable cash flow to measure whether we have generated from our operations, or “earned,” an amount of cash sufficient to support the payment of the minimum quarterly distributions. Our partnership agreement contains the concept of “operating surplus” to determine whether our operations are generating sufficient cash to support the distributions that we are paying, as opposed to returning capital to our partners. Because operating surplus is a cumulative concept (measured from the IPO date, and compared to cumulative distributions from the IPO date), we use the term distributable cash flow to approximate operating surplus on a quarterly or annual, rather than a cumulative, basis. As a result, distributable cash flow is not necessarily indicative of the actual cash we have on hand to distribute or that we are required to distribute.

We use the coverage ratio to reflect the relationship between our distributable cash flow and the total distribution declared. We have also provided the ratio of net income attributable to partners, the most directly comparable GAAP measure to distributable cash flow, to the total distribution declared.

(j)	Actual distribution to our general partner was $43,479, which differs from the amount reflected on the table due to rounding.

Table Page 7